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                                                                   Exhibit 10.40

                               DIME BANCORP, INC.
                1997 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS

            1. Establishment and Purpose of the Plan. The Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (the "Plan") is established by Dime Bancorp, Inc. (the "Company"). The Plan is designed to enable the Company to attract, retain and motivate members of the Boards of Directors of the Company and certain of its subsidiaries who are not employees of the Company or certain of its subsidiaries by providing for or increasing their proprietary interest in the Company and to enable such directors to participate in the long-term success and growth of the Company. The Plan provides for the grant of options ("Non-Qualified Options") to purchase common stock of the Company, par value $.01 per share ("Common Stock"), which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the sale of shares of restricted Common Stock ("Restricted Stock").

            2. Stock Subject to Plan. The maximum number of shares of Common Stock that may be subject to Non-Qualified Options granted hereunder and the number of shares of Common Stock that may be sold as Restricted Stock hereunder shall not, in the aggregate, exceed 350,000 shares of Common Stock, subject to the adjustments under Section 6. The shares of Common Stock that are issuable under the Plan may consist of authorized but unissued shares or treasury shares. Shares of Common Stock subject to the unexercised portions of any Non-Qualified Options granted under the Plan that expire or terminate or are canceled or surrendered, and shares of Restricted Stock sold under the Plan that are repurchased by the Company or, as applicable, any Eligible Subsidiary (as defined below), may again become available for the grant of Non-Qualified Options and the sale of Restricted Stock under the Plan.

            3. Eligibility. Each person who shall be eligible for the grant of Non-Qualified Options and the purchase of Restricted Stock hereunder shall be a member of the Board of Directors of the Company or of any Eligible Subsidiary (as defined below) who is not an employee of the Company or any entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest (an "Outside Director"). For purposes of this
Section 3, an "Eligible Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, a greater than fifty percent (50%) beneficial ownership interest. The Outside Director to whom a Non-Qualified Option is granted under the Plan is referred to herein as an "Optionee."

            4. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Non-Qualified Options granted and Restricted Stock sold under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All deci-
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sions, determinations, and interpretations of the Board shall be binding on all
Plan participants. The Board may from time to time delegate to one or more officers of the Company or any of its subsidiaries any or all of its authorities granted hereunder, except that no such authority shall be delegated by the Board if the possession or exercise thereof by such other person could cause any transaction, if it occurred or were to occur under the Plan, to fail to qualify for an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). Notwithstanding anything in this Section 4 to the contrary, the Compensation Committee of the Board or a subcommittee appointed for this purpose by the Board or the Compensation Committee and the Benefits Committee of the Company (herein any such committee shall be referred to as the "Committee") shall be authorized to exercise any of the administrative authorities otherwise available to the Board under the Plan, except (i) with respect to the right to make initial and annual grants to an Outside Director of an Eligible Subsidiary,
(ii) with respect to the right to alter, amend, suspend or terminate the Plan, and (iii) to the extent the possession or exercise of any such authority by the Committee could cause any transaction, if it occurred or were to occur under the Plan, to fail to qualify for an exemption under Section 16(b) of the Act.

            5.    Types of Awards.

                  (a) Initial Grant. Each Outside Director who first becomes an Outside Director of the Company on or after the Effective Date of the Plan, as provided in Section 15, shall receive, automatically and without further action of the Board or the Committee, a one-time grant on the date of his or her election to the Board or, if later, on the date of the meeting of the shareholders of the Company at which the Plan is initially approved, of: (i) a Non-Qualified Option to purchase 3,000 shares of Common Stock under the terms and conditions set forth in Section 8; and (ii) the right to purchase 1,000 shares of Restricted Stock under the terms and conditions set forth in Section 9, in each case subject to adjustment under Section 6. The Board may make an initial, one-time grant of any number of Non-Qualified Options and rights to purchase Restricted Stock to any Outside Director of an Eligible Subsidiary upon his or her first becoming an Outside Director of the Eligible Subsidiary on or after the Effective Date of the Plan as the Board may in its sole discretion determine; provided, however, that in no event may any such Outside Director receive an initial grant of Non-Qualified Options or rights to purchase Restricted Stock in an amount greater than the amount that is otherwise granted to an Outside Director of the Company under this Section 5(a), and in no event may any Outside Director receive more than one initial grant award under the Plan.

                  (b) Annual Grant. On the date that is one month following each annual meeting of the shareholders of the Company occurring on or after the Effective Date of the Plan (or, if on such date the Common Stock does not trade on the New York Stock Exchange, on the next following day on which the Common Stock trades on the New York Stock Exchange), each Outside Director then elected to the Board or continuing to serve on the Board immediately following such shareholder meeting shall receive, automatically and without further action of the Board or the Committee, a grant of a Non-Qualified Option to purchase 1,500 shares of Common Stock under the terms and conditions set forth in Section 8, subject to adjustment under Section
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6. The Board may make annual grants of any number of Non-Qualified Options to any Outside Director of an Eligible Subsidiary as the Board may in its sole discretion determine; provided, however, that in no event may any such Outside Director receive in any year an annual grant of Non-Qualified Options in an amount greater than the amount that is otherwise granted annually to an Outside Director of the Company under this Section 5(b), and in no event may any Outside Director receive in any year more than one annual grant award under the Plan.

            6. Adjustments. In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets, recapitalization, Common Stock dividend, Common Stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure of the Company affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate, shall be made in the aggregate number of shares of Common Stock reserved for issuance under the Plan, the identity of the stock to be issued under the Plan, the initial and annual grants of Non-Qualified Options and Restricted Stock under the Plan, the number of shares of Common Stock subject to outstanding awards and the amounts to be paid by an Outside Director, a permissible transferee (as provided in Section 10), the Company or any Eligible Subsidiary, as the case may be, with respect to outstanding awards.

            7. Duration of Plan. No Non-Qualified Options may be granted or Restricted Stock sold following the tenth anniversary of the date on which the Plan is initially approved by the shareholders of the Company.

            8. Terms and Conditions of Non-Qualified Options.

            Non-Qualified Options granted under the Plan shall be subject to the following terms and conditions:

                  (a) Written Documentation. Each Non-Qualified Option granted pursuant to the Plan shall be evidenced by a grant letter executed by the Company.

                  (b) Option Term. Each Non-Qualified Option shall have a term of eleven (11) years.

                  (c) Exercisability. Each Non-Qualified Option shall become exercisable to the extent of one-third of the shares covered by such Non-Qualified Option from and after the first anniversary of the date on which such Non-Qualified Option is granted and an additional one-third of the shares covered by such Non-Qualified Option from and after each of the second and third anniversaries of such grant date, provided in each case that the Optionee is in continuous service as an Outside Director from the grant date through the applicable anniversary of such grant date. Notwithstanding the foregoing, each Non-Qualified Option shall become one hundred percent (100%) exercisable (A) in the event the Optionee terminates his or her status as an Outside Director by reason of (i) termination of service as an Outside Director upon or after the later of (1) the attainment of age sixty-five (65) or (2) the rendering of service as an Outside Director
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for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as a member of the Board of Directors of Anchor Bancorp, Inc. or any of its subsidiaries, provided such member was not an employee of Anchor Bancorp, Inc. or any of its subsidiaries during such service period (herein, an "Anchor Outside Director"), (ii) death, or (iii) disability, or (B) upon the occurrence of (x) a Terminating Event (as defined in Section 13), (y) the dissemination of a proxy statement soliciting proxies from stockholders of the Company, by someone other than the Company, seeking stockholder approval of a Terminating Event of the type described in clause (a) of Section 13, or (z) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in clause (b) or (c) of Section 13, provided the Optionee is in service as an Outside Director at the time of the occurrence of such event. Notwithstanding anything in the Plan to the contrary, no Non-Qualified Option that had been granted to an Optionee shall be exercisable if the Optionee's status as an Outside Director is terminated for cause.

                  (d) Exercise Price. The exercise price per share of Common Stock purchasable under a Non-Qualified Option shall be equal to the closing price of the Common Stock, as reported on the New York Stock Exchange, on the date the Non-Qualified Option is granted.

                  (e) Method of Exercise. Non-Qualified Options may be exercised, in whole or in part and to the extent then vested, during the relevant option period by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and accompanied by payment of the applicable exercise price. Payment of the exercise price may be made in cash (including cash equivalents), by delivery of unrestricted shares of Common Stock that have been owned by the Optionee or, as applicable, by a permissible transferee (as provided in Section 10) for at least six (6) months, or in any combination of the foregoing.

                (f) Termination of Outside Director Status. Except as provided below, if an Optionee's status as an Outside Director is terminated for any reason other than (i) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or (B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service as an Anchor Non-Employee Director), (ii) death, (iii) disability, (iv) for cause, or (v) in connection with the occurrence of a Terminating Event (as provided below), the Non-Qualified Options that had been granted to such Optionee may be exercised only within twelve (12) months after such termination of his or her status as an Outside Director, but only to the extent the Non-Qualified Options were exercisable on the date of his or her termination, and in no event may such options be exercisable following the end of the applicable option term. Except as provided below, if an Optionee's status as an Outside Director is terminated by reason of (i) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or (B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as Anchor Outside Director), (ii) death, or (iii) disability, the Non-Qualified Options that had been granted to such Optionee may be exercised
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only within thirty-six (36) months after such termination his or her status as an Outside Director, but in no event may such options be exercisable following the end of the applicable option term. Notwithstanding the foregoing, if an Optionee's status as an Outside Director is terminated at any time within the two (2) - year period immediately following the occurrence of a Terminating Event (as defined in Section 13) that occurred while the Optionee was an Outside Director, the vested Non-Qualified Options that had been granted to such Optionee may be exercised at any time during the remainder of the applicable option term. Notwithstanding anything in the Plan to the contrary, if an Optionee's status as an Outside Director is terminated for cause, the Non-Qualified Options that had been granted to such Optionee shall immediately terminate and cease to be exercisable upon the giving of notice of such termination for cause.

                  (g) No Shareholder Rights. An Optionee or, as appropriate, a permissible transferee of a Non-Qualified Option hereunder (as provided in Section 10) shall not have any rights of a shareholder with respect to shares of Common Stock relating to the Non-Qualified Option granted under the Plan, including, but not limited to, rights to any dividends that may be declared and paid with respect to such Common Stock, until written notice of exercise of such option has been given and the exercise price has been paid for such shares.

            9. Terms and Conditions of Rights to Purchase Restricted Stock.

            All grants of Restricted Stock under the Plan shall be subject to the following terms and conditions:

                  (a) Purchase Period. Each right to purchase Restricted Stock under the Plan shall expire sixty (60) days after it is granted.

                  (b) Purchase Price. The purchase price per share required to be paid upon exercise of the right to purchase Restricted Stock shall be equal to $1.00 per share or the par value of the shares purchased if greater than $1.00 per share.

                  (c) Lapse of Restrictions. No shares of Restricted Stock may be sold or otherwise transferred or hypothecated until the restrictions applicable thereto have lapsed pursuant to this Section 9(c). The restrictions applicable to shares of Restricted Stock purchased shall lapse as to one-third of the shares of Restricted Stock so purchased on the third anniversary of the date of grant of the right to purchase such shares, with the restrictions lapsing as to an additional one-third of the shares on the fourth anniversary of such grant date for the shares, and the restrictions lapsing as to the remaining one-third of the shares on the fifth anniversary of such grant date for the shares, provided that, in each such case, the holder is in continuous service as an Outside Director from the grant date through the applicable anniversary of such grant date. Notwithstanding the foregoing, the restrictions applicable to shares of Restricted Stock purchased shall immediately lapse upon the earlier of
(A) the holder's (i) death, (ii) disability, or (iii) termination of service as an Outside Director upon or after the later of (1) the attainment of age sixty-five (65) or (2) the rendering of service as an Outside Director for at least five (5) full years (includ-
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ing, for this purpose, service rendered as an Outside Director prior to the
Effective Date of the Plan, and service rendered as an Anchor Outside Director), or (B) upon the occurrence of (x) a Terminating Event (as defined in Section
13), (y) the dissemination of a proxy statement soliciting proxies from stockholders of the Company, by someone other than the Company, seeking stockholder approval of a Terminating Event of the type described in clause (a) of Section 13, or (z) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in clause
(b) or (c) of Section 13, provided the holder is in service as an Outside Director at the time of the occurrence of such event. In addition, if any of the events described in clause (x), (y), or (z) above occurs while an Outside Director holds rights to purchase Restricted Stock, then, upon the exercise of such rights and the purchase of shares of Restricted Stock, the restrictions applicable to such shares shall immediately lapse. Notwithstanding anything in the Plan to the contrary, if the Restricted Stock holder's service as an Outside Director is terminated for cause, then all shares of Restricted Stock for which the restrictions had not then lapsed and all rights to purchase Restricted Stock that had not then been exercised shall be immediately forfeited.

                  (d) Repurchase of Shares. In the event of the termination of the status of the holder of Restricted Stock as an Outside Director for any reason other than (i) death, (ii) disability, or (iii) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or (B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as an Anchor Outside Director), unless the restrictions on such stock have lapsed prior to such termination, the Company (or any Eligible Subsidiary designated by it) shall, unless then prohibited from purchasing or acquiring shares of its stock, repurchase for cash all of the holder's Restricted Stock at the lesser of (x) the price paid by the holder (without interest) or (y) the fair market value (determined without regard to any restrictions) of the Restricted Stock on the date of such termination.

                  (e) Shareholder Rights. The holder of Restricted Stock shall have the right to vote with respect to such Restricted Stock and shall be entitled to dividends, if any, paid with respect to shares of Common Stock. If dividends are paid with respect to the shares of Common Stock, an amount equal to the amount of any such dividends will be paid to the holder of the Restricted Stock currently. If dividends paid on Common Stock are payable in the form of shares of Common Stock, or if shares of Common Stock are to be received by the holder of Restricted Stock in connection with a stock split regarding the Common Stock, the shares received as a result of such dividend or stock split shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

            10. Nontransferability. Except as provided in this Section 10, Non-Qualified Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative. Subject to such administrative conditions as the Board may prescribe, an Outside Director may, upon providing written notice to the Committee
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or its designee, elect to transfer, without consideration therefor, all or any portion of the Non-Qualified Options granted to the Outside Director under the Plan to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Outside Director and/or the members of his or her immediate family, or to such other entities as may be determined by the Board. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 10 shall be void and unenforceable against the Plan and the Company. For purposes of this Section 10, the term "immediate family" shall mean, with respect to a particular Outside Director, the Outside Director's spouse, parents, children, stepchildren, legally adopted children, and grandchildren, and such other persons as may be determined by the Board. The terms of any such Non-Qualified Option, as set forth under the Plan or otherwise, shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee and, as applicable, a permissible transferee hereunder. The exercise of a Non-Qualified Option that is transferred pursuant to this Section 10 and the shares of Common Stock acquired thereby shall be subject to the applicable provisions of the Plan and to all applicable requirements of law, including, but not limited to, the registration requirements under the Securities Act of 1933, as amended. Upon any transfer of a Non-Qualified Option, as provided in this Section 10, the transferee with respect to such option shall be subject to the provisions of the Plan that otherwise would apply to such option if it was still held by the Optionee.

            11. Shareholder Approval. No Non-Qualified Options granted under the Plan may be exercised and no Restricted Stock may be sold prior to approval of the Plan by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders of the Company.

            12. Amendment and Termination of the Plan. The Board may, at any time, alter, amend, suspend, or terminate the Plan. No such action of the Board shall require the approval of the shareholders of the Company, unless required by applicable law or by the rules or regulations of any securities exchange or regulatory agency, or otherwise required in order to enable transactions associated with grants of Non-Qualified Options or grants of rights to purchase, and purchases of, Restricted Stock to qualify for an exemption from Section 16(b) of the Act or, to the extent desirable, to qualify for the exception for qualified performance-based compensation under Section 162(m) of the Code. No Non-Qualified Option or right to purchase Restricted Stock may be granted, or Restricted Stock sold, during any suspension of the Plan or after the termination of the Plan, and no alteration, amendment, suspension, or termination of the Plan shall, without the Optionee's (or, as applicable, permissible transferee's (as provided in Section 10)) or holder's consent, alter or impair any rights or obligations under any Non-Qualified Option theretofore granted, or Restricted Stock theretofore sold, to him or her under the Plan.

            13.   Terminating Event.

            As used in this Plan, a "Terminating Event" shall be:
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                  (a) the reorganization, merger, or consolidation of the
Company with or into any other entity as a result of which the Common Stock is exchanged for or converted into cash or property or securities not issued by the Company, unless the reorganization, merger, or consolidation shall have been affirmatively recommended to the Company's shareholders by a majority of the members of the Board and provision shall have been made for Non-Qualified Options and rights to purchase Restricted Stock then outstanding to be continued in effect following the reorganization, merger, or consideration;

                  (b) the acquisition of all or substantially all of the property or of more than thirty-five percent (35%) of the voting power of the Company by any person or entity; or

                  (c) the occurrence of any circumstance having the effect that directors of the Company who were nominated for election as directors by the Nominating Committee of the Board shall cease for any reason to constitute a majority of the authorized number of directors of the Company's Board.

            14.   General Provisions.

                  (a) Each grant under the Plan shall, as applicable, be subject to (i) the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law and (ii) the consent or approval of any governmental regulatory body.

                  (b) Neither the adoption of the Plan nor any grant hereunder shall confer upon any Outside Director any right to continue in the service as a director of the Company or any of its subsidiaries.

                  (c) No member of the Board or the Committee, nor any officer or employee of the Company or any of its subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company and any of its subsidiaries acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

            15. Effective Date. Subject to the approval of the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders, the Plan shall be effective as of January 1, 1997.